EXHIBIT 10.16

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

This Subscription and Registration Rights Agreement (this “Agreement”), dated as of 12 March, 2008, is entered into by and between BioCancell Therapeutics Inc., a Delaware corporation (the “Company”), and Clal Biotechnology Industries Ltd. (the “Purchaser”).

The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a) The Purchaser agrees to purchase from the Company, and the Company shall issue and allot to the Purchaser, on the Closing Date (as defined below), in accordance with Section 2 below, an aggregate number of 650,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of Common Stock of NIS 3.52, for an aggregate purchase price of NIS 2,288,000 (the “Purchase Price”, and such purchase, the “Share Purchase”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, the closing of the sale and purchase of the Shares contemplated hereby (the “Closing”) shall take place at the offices of Yigal Arnon & Co., 1 Azrieli Center, Tel Aviv, at 10:00 a.m. on the date that is one business day after the satisfaction of all conditions set forth in Section 1(c) hereof, or such other place or date as may be agreed to by the Company and Purchaser. The date upon which the Closing shall occur is herein referred to as the “Closing Date.”

(c) The obligation of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

(i) Approval of the Share Purchase by the shareholders of the Company at the general meeting of such shareholders under the terms of Section 328(b)(1) and Section 274 of the Israeli Companies Law;

(ii) Approval by the Tel Aviv Stock Exchange (“TASE”) of the registration of the Shares under the rules of such exchange; and

(iii) Approval of the Share Purchase by the Israeli Anti-trust Authority.

2. Closing. The Closing shall take place on the Closing Date in the manner set forth below. The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

(a) Purchase Price; Purchaser Deliverables. The Purchaser shall (i) pay the Purchase Price by wire transfer of immediately available funds to the account of the Company set forth on Exhibit A hereto, (ii) deliver true and correct copies of resolutions of the Board of Directors of the Purchaser authorizing and agreeing to the purchase of the Shares pursuant and subject to the terms set forth in this Agreement and (iii) delivery to the Company such evidence of the satisfaction of the condition set forth in Section l(c)(iii) hereto (Anti-trust approval).

(b) Common Stock Certificates; Company Deliverables. The Company shall deliver to the Purchaser (i) one or more validly issued share certificates of the Common Stock of the Company representing, in aggregate, the Shares in the name of the Purchaser in consideration for the Purchase Price paid to the Company, (ii) true and correct copies of resolutions of the Board of Directors of the Company, the Audit Committee of the Company and of the Shareholders of the Company authorizing the issuance and sale of the Shares to the Purchaser in exchange for the Purchase Price as set forth in this Agreement, and (iii) an opinion of counsel as to the satisfaction of the condition set forth in Section l(c)(i) and l(c)(ii) hereto (Shareholder approval and TASE approval) and the application of Section 328 of the Israeli Companies Law on the Company.

(c) Purchase Agreement. Each of Company and the Purchaser shall deliver to such other party duly executed copies of this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization. The Company has been duly incorporated, is validly existing and in good standing under the laws of Delaware.

(b) Corporate Authorization; Execution; Validity of Agreement. The execution, delivery and performance of this Agreement (including the authorization, sale, issuance and delivery of the Shares) have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Purchaser, will be a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c) Corporate Authority. The Company has full corporate power and authority necessary to (i) perform its obligations hereunder and (ii) carry on its business as presently proposed to be conducted.

(d) Validity of Common Stock. When issued to the Purchaser against payment therefore, the Shares will have been duly and validly issued, fully paid and non-assessable; will be free and clear of any security interests, liens, claims, encumbrances or other adverse interests, other than those restrictions contemplated by the federal and state securities laws of the United States and the securities laws of Israel; and will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Corporate Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all requisite corporate action and no further corporate consent or authorization of the Purchaser, its trustees or shareholders is required. This Agreement has been duly executed and delivered by the Purchaser and, when duly authorized, executed and delivered by the Company, will be a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b) Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(c) Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(d) Investment Purpose. The Purchaser is purchasing the Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act (such as those contemplated by Section 6 hereof) or an exemption therefrom.

(e) Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time, can afford the complete loss of its investment and recognizes that an investment in the Shares involves substantial risk.

(f) Transfer or Resale. The Purchaser understands and acknowledges that (i) the Shares are sold to him “AS-IS”; (ii) the Shares are restricted for resale through The TASE in accordance to the Israeli Securities Law, 5728-1968 for the periods and amounts specified thereto; (iii) until the Shares are registered under the Securities Act as set forth in Section 6 and qualified under any state or foreign securities laws, the Shares may not be offered for sale, sold, assigned or transferred except through an exemption from the registration and prospectus delivery requirements of the Securities Act.

(g) Current Holdings. As of the date hereof and immediately prior to the sale and purchase of the Shares, the Purchaser holds of record and owns beneficially 2,863,165 shares of Common Stock (the “Existing Clal Stock”).

5. Legend. Until the sale of Shares under an effective registration statement under the Securities Act as described in Section 6, the Purchaser understands that the certificates or other instruments representing the Shares shall bear a restrictive legend composed of exactly the following words capitalized below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Additional language may be added at any time to the legend to the extent required to be placed thereon by applicable securities laws, contract or otherwise.

6. Registration.

6.1 Filing of Registration Statement. Subject to Section 6.4 hereof, the Company shall use its best efforts to prepare and file a registration statement which shall include the Shares within nine (9) months from the Closing Date, on a registration statement on Form S-1 or such other applicable form of registration available under the Securities Act (the “Registration Statement”). Following such filing, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, subject to the resolution of any comments received from the staff of the United States Securities and Exchange Commission (the “SEC”).

6.2 Demand Registration.

(a) Form S-l Demand. If at any time after six (6) months following the end of the effectiveness of the Registration Statement, the Purchaser requests in writing that the Company file a registration statement on Form S-l (or such other applicable form for registration of such Registrable Securities) for the registration under the Securities Act of Registrable Securities in an amount equal to at least 25% of the Shares, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date of receipt of such request, file a Form S-1 registration statement (or such other applicable form) under the Securities Act covering all Registrable Securities that the Purchaser requested to be registered as specified in such notice, and including any other securities of the Company that the Company deems proper to include in such registration, in each case subject to the limitations in this Section 6.2 and 6.4. If the Company shall become listed on the NASDAQ national securities exchange (or other “national securities exchange” as defined by the SEC), the Purchaser shall have the right to make the foregoing request under this Section 6.2(a) to register Registrable Securities on a registration statement on (a shelf registration statement on) Form S-3 instead of under Form S-l (or such other applicable form) at any time that the Company is eligible to use a Form S-3 under applicable United State securities law.

(b) The Company shall be permitted to register other Common Stock in any registration contemplated by 6.2(a). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 6.2 (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company shall not be required to effect more than two registrations pursuant to this Section 6.2. The Company shall not be required to effect any registration statement demanded by Purchaser under this Section 6.2 if any registration statement demanded by Purchaser was effective within the twelve months prior to the Company’s receipt of the demand for registration under this Section 6.2, unless the Purchaser shall bear all cost and expenses of such registration statement.

6.3 Piggyback Registration. If the Company at any time proposes to register any of its securities (other than (i) in a demand registration under Section 6.2, (ii) in a registration relating solely to employee benefit plans; (iii) in a registration relating solely to a Rule 145 transaction (such as a registered stock merger transaction); or (iv) in a registration relating to a corporate reorganization or other transaction on Form S-4, or in each case a foreign equivalent thereof) under the Securities Act, it shall give notice to the Purchaser of such intention. Upon the written request of the Purchaser given to the Company within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities requested to be registered in such request. The Company will cause the managing underwriter or underwriters, if any, of any proposed registration of securities of the Company through underwriters in such offering to permit the Purchaser, if holding Registrable Securities requested to be included in such registration in the Shareholder’s notice, to include in the registration for such offering all such requested Registrable Securities on the same terms and conditions as any securities of the Company included therein; provided, that the Purchaser shall have given customary representations and warranties and indemnifications in connection therewith. If such underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Purchaser’s Registrable Securities shall be subject to customary underwriter cutbacks applicable to all holders of securities subject to registration in such offering; provided, that such cutbacks shall apply to the Purchaser and other participants in such offering on a pro rata basis.

6.4 Blackout Periods. Notwithstanding the foregoing obligations in Section 6.1, 6.2 and 6.3, if the Company furnishes to the Purchaser a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company to maintain the effectiveness of such Registration Statement (or, if no Registration Statement has yet been filed or become effective, to file such a Registration Statement or cause it to become effective) because such action would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that would interfere with such transaction or negotiations, (ii) otherwise require premature disclosure of information, in either case that would be significantly disadvantageous or (iii) render the Company unable to comply with requirements under the Securities Act, the Securities and Exchange Act of 1934 and/or the securities laws of Israel or the Tel Aviv Stock Exchange (a “Disadvantageous Condition”), then Company shall have the right to defer taking action with respect to any filing or cause such Registration Statement or other filing to become unavailable for use, in each case for such period as a Disadvantageous Condition shall exist; provided, that the Company shall not exercise such rights for a period of more than 60 consecutive days from the date of delivery of such notice to the Purchaser, and in any event when aggregated with any other Disadvantageous Condition not more than an aggregate of 100 days in any 365-day period. If the Company exercises such right, it will provide written notice thereof to the Purchaser, and upon the receipt of any such notice, the Purchaser shall forthwith discontinue use of the prospectus contained in such registration statement as provided in this Section 6 and otherwise act as instructed in such notice. If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Purchaser to such effect.

6.5 Definitions. As used in this Agreement, “Registrable Securities” shall mean the Shares, and in addition any part of the Existing Clal Stock to be registered for sale pursuant to the Purchaser written request, and shall also include any Common Stock issued with respect to any Registrable Securities, including by way of a stock split or stock dividend, in connection with a recapitalization or merger, consolidation or other reorganization, or pursuant to a distribution; provided that any such Registrable Securities shall cease to be considered Registrable Securities if and when (i) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (iii) such securities may be sold pursuant to Rule 144(k) or otherwise in the public market without being registered pursuant to the Securities Act, or (iv) such securities shall have ceased to be outstanding, provided, further, that any such securities that have ceased to be Registrable Securities pursuant any of the foregoing clauses cannot thereafter become Registrable Securities and securities that are issued or distributed following the date of such disposition or sale by way of dividends or otherwise in respect of such securities that has ceased to be Registrable Securities shall not be Registrable Securities. “Damages” shall mean any losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which a party hereto or its underwriter or controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other United States federal or state law, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading.

6.6 Purchaser to Furnish Information. The Company may require the Purchaser to furnish to the Company a certified statement as to the number of shares of Common Stock that it beneficially owns and, if required by the SEC, the person thereof that has voting and dispositive control over such Common Stock. It shall be a condition precedent of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of the Purchaser, that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Purchaser’s Registrable Securities.

6.7 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement (or in the case of Section 6.1, the Registration Statement) effective for up to one hundred and twenty (120) days after the applicable effective date or, if earlier, until the Purchaser has completed the distribution related thereto.

(b) Not less than five (5) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Purchaser copies of all such documents proposed to be filed. The Company shall not file in the Registration Statement or any such prospectus or any amendments or supplements thereto information to which Seller shall reasonably object in good faith, provided that such objection by the Purchaser is based solely on information provided in writing to the Company by the Purchaser relating to information contained therein regarding the Purchaser, and provided, the Company is notified of such objection in writing no later than three (3) business days after the Purchaser has been so furnished copies of such documents. The Purchaser shall within five (5) business days after receipt of the request therefor by the Company provide revised information which the Company reasonably requests for purposes of compliance with the rules and regulations governing the Registration Statement and the exhibits and documents in connection therewith.

(c) Prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement.

(d) Furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchaser may reasonably request in order to facility its disposition of the Registrable Securities.

(e) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such blue-sky laws in the United States as shall be necessary for compliance by the Purchaser with such laws; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f) Notify the Purchaser, promptly after the Company receives notice thereof, of the time when a Registration Statement has been declared effective by the SEC, when a supplement to any prospectus forming a party of such Registration Statement has been filed, and when there is any request by the SEC that the Company amend or supplement such Registration Statement or prospectus.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

7. Indemnification relating to Registration. In the event of any registered offering of Registrable Securities pursuant to Section 6 of this Agreement:

(a) The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Purchaser, any underwriter for the Purchaser, and each person, if any, who controls the Purchaser, from and against any and all Damages, and the Company will reimburse the Purchaser, such underwriter and each such controlling person of the Purchaser, promptly upon demand, for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, Damages, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by or on behalf of the Purchaser, such underwriter or such controlling persons expressly for use in connection with such registration; provided, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b) The Purchaser will indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter for the Company, and each person, if any, who controls the Company, from and against any and all Damages, and the Purchaser will reimburse the Company, any underwriter and each such controlling person of the Company, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against such loss, claim, Damages, liability, action or proceeding; in each case to the extent, but only to the extent, that such loss, claim, Damages, liability, action or proceeding arise out or or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser expressly for use in connection with such registration; provided, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Purchaser, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Purchaser exceed the gross proceeds from the offering received by such purchaser, except in the case of fraud or wilfull misconduct by the Purchaser.

(c) The foregoing indemnity agreement in Section 7(a) and (b) is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of an indemnified party hereunder if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(d) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 7(a) or 7(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said 7(a) or 7(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying parry to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 7(a) or 7(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(e) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

8. Fees and Expenses. Each of the parties hereto agrees to pay all of the fees and expenses incurred by such party in connection with this Agreement, including, but not limited to the fees, expenses and disbursements of such party, its counsel and other advisors; provided, however, that all expenses (other than Selling Shareholder Expenses which shall be paid by the Purchaser) incurred in connection with the registrations, filings or qualifications pursuant to Section 6 shall be borne by the Company. “Selling Shareholder Expenses” shall mean all underwriting discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the sale of the Registrable Securities, and fees and disbursements of counsel and/or advisors for the Purchaser.

9. Survival of Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Shares issuable hereunder; provided, that any such representations, warranties or agreements that survive for a time expressly provided herein shall only survive for such period of time.

10. Information Rights.

10.1 The Company recognizes that the Purchaser is a public company with financial reporting requirements and also part of the IDB Group (being, for the purposes of this agreement, IDB Holding Corporation Ltd., IDB Development Corporation Ltd, Clal Industries and Investments Ltd). The Company will cooperate with the Purchaser to enable the timely reporting of its financial statements in order to comply the publishing of the financial statements required by the IDB’s procedures and the time schedule as set forth by the Purchaser and the IDB Group subject to the receipt by the Company of three months’ notice prior to the date on which the Company shall deliver the financial reports to the Purchaser.

10.2 If Purchaser notifies the Company in writing that applicable securities laws or regulations require the Purchaser to include certain information about the Company in the Purchaser’s publicly filed documents, the Company shall, subject to applicable law, provide such information to the Purchaser that is reasonably needed by the Purchaser in order to comply with any applicable law or regulation requiring public disclosure of such information, and shall use best efforts to provide such information within seven (7) days following the receipt of such request.

10.3 If any request set forth in Section 10.2 hereof would include a request for any non-public information about the Company, the Purchaser shall coordinate the delivery of such information with the Company such that it is in compliance with applicable law; provided, that the Purchaser shall coordinate the form and the timing of such publication, subject to any law or regulations, with the Company in a way which will enable the Company to publish the non-public information prior to its publication by the Purchaser. The parties hereto acknowledge and agree that all information provided herein is subject to applicable law and may be subject to the restrictions applicable to inside information (or material non-public information) and the parties hereto agree to comply with applicable law regarding use or disclosure of this information.

10.4 The agreements contained in this Section 10 shall survive only so long as the Purchaser is required to include the Company’s financial statement on an equity basis in the Purchaser’s consolidated financial statements under applicable law. All financial statements of the Company shall be reviewed by a firm of Independent Certified Public Accountants which is affiliated with one of the “big four” U. S. accounting firms. If the Company shall become listed on the NASDAQ national securities exchange, the Company shall provide, per the Purchaser’s request, reconciliation of its publicly filed financial statements to IFRS.

10.5 Any of the above reports or any other consent or approvals of the auditors of the Company which the Company is otherwise required to prepare or obtain for itself pursuant to any applicable securities laws or stock exchange rules and regulations shall be prepared at the Company’s expense. Notwithstanding anything to the contrary contained in this Agreement, in the event that compliance with any of the Purchaser’s request under this Section 10, shall cause the Company to bear direct and reasonable costs and expenses that are in excess of the cost and expense required to be borne by the Company in order to comply with its own disclosure requirements according to applicable law, the Purchaser shall pay or shall caused to be paid, subject to a prior written approval of the Purchaser (which approval shall be necessary before the Company is obligated to fulfill the Purchaser’s request), any and all costs or expenses of the Company relating to compliance with the Purchaser request which, in aggregate with all other requests of Purchaser, exceed 20,000 New Israeli Shekels during any fiscal year of the Company.

11. Notices. All notices, consents, waivers or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger, internationally recognized courier or facsimile transmission, addressed as set forth below or at such other address as the party shall have furnished to the other party in writing in accordance with this provision:

(a)	If sent to the Company to:

BioCancell Therapeutics, Inc.
Beck Science Center
8 Hartom St
Jerusalem 97775 Israel
Fax: +972-2-548-6550

with a copy (which shall not constitute notice) to:

Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv, Israel 67021
Fax: +972-3-608-7714
Attention: Gil Oren

(b)	If sent to a Purchaser to:

Clal Biotechnology Industries
3 Azrieli St, 45th Floor,
Tel Aviv 67023 Israel
Fax: +972-3-612-4545

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given (1) if mailed, seven (7) business days after mailing, (ii) if sent by hand or by messenger, upon delivery, and (iii) If sent via facsimile transmission, 24 hours after electronic confirmation of receipt, except if such facsimile transmission was transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

12 Miscellaneous

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ISRAEL WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person will have any rights or obligation hereunder. Neither the Company nor the Purchaser may assign (whether by operation of law or otherwise) this Agreement.

(c) This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(d) No delay or omission to exercise any right power or remedy accruing to any party hereto upon any breach or default of the other party hereto under this Agreement shall impair any such right, power or remedy or such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(e) This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f) If any provision of this Agreement, or its application to any party hereto, shall be, or be found by an authority of competent jurisdiction to be, invalid or unenforceable in whole or in part, such provision shall be constructed and applied so as to give effect, to the greatest extent possible, the original intent of the parties hereto. The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the other validity herein, all of which shall remain in full force and effect.

(g) This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the Purchaser and the Company.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Subscription and Registration Rights Agreement as of the date first written above.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Avi Barak /s/ A. Hochberg
Name: Avi Barak A. Hochberg
Title:

CLAL BIOTECHNOLOGY INDUSTRIES LTD.

By:	/s/ Ruben Krupik
Name: Ruben Krupik
Title: CEO

EXHIBIT A
Company Wire Instructions

Bank Leumi LeIsrael Ltd

Branch: Har Hotzvim - #968

Account Number: 724100/97

Account Name: BioCancell Therapeutics, Inc.